Exhibit 99.1

For Immediate Release

Westaff Positions Itself for Growth, Increased Profitability

WALNUT CREEK, CA, Monday, July 25, 2005 — Westaff, Inc. (NASDAQ: WSTF), a leading provider of staffing services, today announced a series of restructuring, growth and performance enhancement measures designed to streamline the Company’s operations and organization structure, improve profitability and support expansion.

“The comprehensive steps that we are taking are the result of a thorough analysis of our field organization, operating performance and strategic opportunities within the staffing industry,” commented Westaff President and CEO Trish Newman.  “Whilst there will be some short-term impact on profits as a result of costs associated with the restructuring, I believe that these initial steps will better position Westaff to achieve and sustain top line growth while improving profitability and operating margins over the long term.”

The following are some of the key steps taken:

•                  The Company has eliminated its zone organization structure and has combined its 13 districts and regions into nine geographic regions.  Each of these regions will report directly to Stephen J. Russo, who has been promoted to Senior Vice President of Field Operations.  The revised structure will provide a more robust, responsive and consistent structure for growing sales and expanding market opportunities.

•                  The Company has combined a number of reporting responsibilities at its Corporate offices and has streamlined its National Accounts program to be more focused on opportunities that will benefit the Company’s field operations.

•                  The Company has restructured its branch operations team by creating a select team of sales and operations staff to maximize the performance of branch offices, as well as launch new offices in select areas.  This team will be crucial to ensuring the successful development of key markets and expansion into new markets.

•                  The Company is aggressively developing its permanent placement initiatives with the recent promotion of Todd Warner to the position of Vice President of Permanent Placement.  The Company is in the early stages of launching a comprehensive permanent placement program similar to the program Ms. Newman established for Westaff in the United Kingdom.  Permanent placement fees for Westaff’s U.K. operations currently comprise over five percent of the U.K. revenue stream and have contributed significantly to the higher operating margins generated in the U.K.  Permanent placement fees for Westaff in the United States are currently less than one percent of domestic revenue. Current initiatives are designed to grow this business significantly in the coming years.

Westaff currently estimates that annualized savings resulting from the restructure will be approximately $2.0 million.  The Company expects to incur one-time costs associated with the restructure of approximately $500,000 during the fourth quarter of fiscal 2005.

Senior Vice President and Chief Financial Officer Dirk A. Sodestrom commented, “Cost savings generated by this restructuring will help finance some of the key growth and performance enhancement initiatives that are being rolled out.  Furthermore, the Company has been consistently improving its financial strength over the last few years through increased profits, disciplined spending, selected asset sales and careful management of its debt structure.  These initial restructuring efforts are positive steps in continuing efforts to return the Company to sustained growth, improved profitability and financial strength.  We expect to continue to carefully evaluate our corporate structure to ensure that we are properly organized and staffed to support a long-term profitable organization.”

Westaff provides staffing services and employment opportunities for businesses in global markets.  Westaff annually employs approximately 150,000 people and services more than 15,000 client accounts from more than 240 offices located throughout the United States, the United Kingdom, Australia and New Zealand. For more information, please visit our Web site at www.westaff.com.

Risk Factors/Forward Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. Such forward-looking statements include, but are not limited to the expected benefits of the restructuring, including Westaff’s ability to increase its revenues, profitability and operating margins, expand its markets, improve the performance of underperforming offices, and profitably implement and grow the permanent placement business.  Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected, including, but not limited to, the risks that anticipated cost savings will not be achieved, that new markets will not develop as anticipated, that costs of entering new markets and introducing new services will be higher, or revenues from such markets and services will be lower, than anticipated, and changes in organizational structure will be disruptive, as well as other risks discussed from time to time in reports filed by Westaff with the Securities and Exchange Commission.  The forward-looking statements contained in this news release are made as of the date hereof and Westaff assumes no obligation to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

ANALYSTS/INVESTORS CONTACT:	Stephen J. Russo
Senior Vice President
Field Operations
Telephone: 925/930-5300
e-mail: srusso@westaff.com

PRESS CONTACT:	Linda Gaebler
Vice President
Marketing Communications
925-930-5368
e-mail: lgaebler@westaff.com